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                                                                    EXHIBIT 23.2


                             HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                            1111 FANNIN--SUITE 1700
                              HOUSTON, TEXAS 77002
                            ------------------------

                                 (281) 658-0248

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER


                                 April 8, 1997


Fortune Petroleum Corporation
One Commerce Green
515 W. Greens Rd., Suite 720
Houston, Texas 77067

Dear Sirs:


    We hereby consent to the filing of this consent as an exhibit to the Pre-effective Amendment No. 1 to Registration Statement on Form S-2 of Fortune Petroleum Corporation to be filed with the Securities and Exchange Commission on or about April 8, 1997, to the use of our name therein, and to the inclusions of or reference to our reports of estimated future reserves and revenues effective December 31, 1994, December 31, 1995 and December 31, 1996.


                                          HUDDLESTON & CO., INC.

                                          /s/ Peter D. Huddleston
                                          --------------------------------------
                                          Peter D. Huddleston, P.E.